UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K
_______________
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 24, 2012
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)
_____________

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012 the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BB&T Corporation (“BB&T” or the “Company”) approved the BB&T Corporation 2012 Incentive Plan (the “2012 Plan”), subject to the approval of the 2012 Plan by the shareholders at the Company’s Annual Meeting of Shareholders held on April 24, 2012 (the “Annual Meeting”). As described in further detail below under Item 5.07, the 2012 Plan was approved by shareholders at the Annual Meeting. Participants in the 2012 Plan will include BB&T’s Executive Management team, which is the Company’s top level of management and includes Kelly S. King, Chairman and Chief Executive Officer, and each of the other “Named Executive Officers” included in the Summary Compensation Table in the Company’s proxy statement for the Annual Meeting (the “2012 Proxy”). For a description of the terms and conditions of the 2012 Plan, please refer to the section of the 2012 Proxy entitled “PROPOSAL 2—APPROVAL OF 2012 INCENTIVE PLAN”, which section is incorporated herein by reference. The 2012 Proxy was filed with the Securities and Exchange Commission on March 12, 2012.

Also on February 21, 2012 and pursuant to the 2012 Plan, the Compensation Committee approved the Company’s 2012 Annual Incentive Performance Awards (each, an “Annual Incentive Award”). Recipients of Annual Incentive Awards include Mr. King and each of the other Named Executive Officers. Annual Incentive Awards are cash awards to the Named Executive Officers and other key employees that are based on the achievement of performance goals established annually by the Compensation Committee. The 2012 Plan and the Annual Incentive Awards will replace the BB&T Corporation Short-Term Incentive Plan, or “STIP” awards. For 2012, the principal changes to the Annual Incentive Awards relative to prior year STIP awards are that (a) for return on assets purposes (i) BB&T’s performance will now be measured against its peer group on a current period basis and (ii) the awards will fund within a band of performance, subject to adjustment within the band at the Compensation Committee’s discretion and (b) for officers who are covered employees as determined by Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the awards will be paid out of a pool equal to 1.5% of BB&T’s 2012 pre-tax income. For a discussion of the 2011 STIP awards, please refer to the 2012 Proxy.

The size of each participant’s Annual Incentive Award is determined by establishing a target incentive award expressed as a percentage of the individual’s base salary up to a maximum amount established by the Compensation Committee. Consistent with prior STIP awards, the Compensation Committee established corporate performance goals for the 2012 Annual Incentive Awards based on earnings per share (weighted at 66.7%) and return on assets (weighted at 33.3%). The earnings per share (“EPS”) performance target for the Annual Incentive Awards was generally established based on internal earnings expectations, with the threshold and maximum levels being 20% below and above, respectively, the target. Return on assets performance will be based on BB&T’s return on assets (“ROA”) relative to the ROA achieved by each company of its Peer Group (for these purposes, BB&T’s “Peer Group” consists of Comerica, Fifth Third, Huntington, KeyCorp, M&T, PNC, Regions, SunTrust, US Bancorp and Zions). In recent years, the STIP ROA performance metrics were established at the beginning of the annual performance period, based on the peer group ROA results for the most recently completed year, with BB&T’s ROA performance measured at the end of the award’s annual performance period against such previously established peer group performance metrics. For the 2012 Annual Incentive Awards, the ROA component is based on BB&T’s ROA results for 2012 relative to the ROA of the Peer Group for the same annual period. See the table below for further illustration.

The 2012 Annual Incentive Awards are also different from prior years’ STIP awards with respect to the funding of the ROA component. Previously, the ROA component of STIP awards was earned and paid on a sliding scale, based on BB&T’s actual ROA performance against the previously established goals. As described in the table below, BB&T’s ROA performance as compared to the Peer Group will cause the ROA component of the 2012 Annual Incentive Awards to be funded (if at all) within the threshold, target or maximum level, subject to the Compensation Committee’s discretion to determine funding within such band of performance.

	Percentile Performance	Payout Percent of Participant’s Target %
Level of	BB&T ROA Relative	Subject to Discretion of
Achievement	to Peer Group ROA	Compensation Committee

Maximum	75th Percentile or greater	150-200%

Target	50th Percentile or greater but	100% -150%
less than 75th Percentile

Threshold	25th Percentile or greater but	50% - 100%
less than 50th Percentile

	Less than 25th Percentile	0%

For 2012, BB&T’s officers who are covered employees as determined by Section 162(m) are Messrs. King, Henson, Brown and Starnes (the “Covered Employees”). Each of the Covered Employees is a Named Executive Officer (Mr. Bible, as BB&T’s Chief Financial Officer, is not a Covered Employee). The Annual Incentive Awards for the Covered Employees will be paid from a pool equal to 1.5% of BB&T’s 2012 income before taxes (pre-tax income) (the “162(m) Incentive Pool”), pursuant to a percentage thereof assigned to each Covered Employee, subject to caps on the size of individual payments, and based upon payment targets and the achievement of performance goals (for 2012, the EPS and ROA performance goals discussed above) established by the Compensation Committee within 90 days of the beginning of the performance period. The Compensation Committee can exercise negative discretion (but not upward discretion) in determining the actual payment amounts to the Covered Employees.

As a result of payouts under the 2012 Plan, including the 2012 Annual Incentive Awards, being determined based upon the future performance of BB&T and its Peer Group, amounts payable under such arrangements are not determinable at this time.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

BB&T held the Annual Meeting on April 24, 2012, to consider and vote on the matters listed below. A total of 575,203,866 of the Company’s shares of common stock were present or represented by proxy at the meeting. This represented approximately 82.38% of the Company’s 698,192,368 shares of common stock that were outstanding and entitled to vote at the meeting.

Proposal 1: Election of Directors

The individuals named below were elected to serve as directors of the Company for a one-year term expiring at the 2013 Annual Meeting of Shareholders:

Name	Votes FOR	Votes WITHHELD
John A. Allison IV	464,249,733	10,181,362
Jennifer S. Banner	467,304,042	7,127,053
K. David Boyer, Jr.	466,897,045	7,534,050
Anna R. Cablik	464,522,508	9,908,587
Ronald E. Deal	422,154,301	52,276,794
J. Littleton Glover, Jr.	422,176,614	52,254,481
Jane P. Helm	462,369,060	12,062,035
John P. Howe III, M.D.	464,090,194	10,340,901
Kelly S. King	460,163,002	14,268,093
Valeria Lynch Lee	463,857,218	10,573,877
Nido R. Qubein	421,739,731	52,691,364
Thomas E. Skains	464,749,086	9,682,009
Thomas N. Thompson	467,724,073	6,707,022
Edwin H. Welch, Ph.D.	467,274,266	7,156,829
Stephen T. Williams	420,475,778	53,955,317

There were 100,757,372 broker non-votes with respect to each director.

Proposal 2: Approval of the BB&T 2012 Incentive Plan

Shareholders approved the 2012 Plan, which is described in the 2012 Proxy.

Votes FOR	Votes AGAINST	Abstentions
369,352,002	101,765,322	3,328,347

There were 100,757,372 broker non-votes for this proposal.

Proposal 3: Ratification of auditors

Shareholders ratified the reappointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012.

Votes FOR	Votes AGAINST	Abstentions
567,531,122	6,507,769	1,102,670

There were no broker non-votes with respect to this proposal.

Proposal 4: Advisory vote to approve BB&T’s executive compensation program

Shareholders approved an advisory resolution to approve BB&T’s overall pay-for-performance executive compensation program, commonly referred to as a “say on pay” vote.

Votes FOR	Votes AGAINST	Abstentions
452,937,592	17,716,468	3,792,433

There were 100,757,372 broker non-votes for this proposal.

Proposal 5: Shareholder proposal regarding BB&T’s political contributions and related policies and procedures

Shareholders supported the Board of Directors’ recommendation, rejecting a shareholder proposal requesting reports with respect to BB&T’s political contributions and related policies and procedures.

Votes FOR	Votes AGAINST	Abstentions
133,416,399	298,932,640	42,050,817

There were 100,757,372 broker non-votes for this proposal.

Proposal 6: Shareholder proposal regarding majority voting in director elections

Shareholders supported the Board of Directors’ recommendation, rejecting a shareholder proposal regarding majority voting in director elections.

Votes FOR	Votes AGAINST	Abstentions
224,356,852	245,803,684	4,264,455

 There were 100,757,372 broker non-votes for this proposal.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/Cynthia B. Powell
Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate
Controller (Principal Accounting Officer)

Date: April 27, 2012